Exhibit (a)(x)

                                  LUMENIS LTD.

                                 SUPPLEMENT TO
                      OFFER TO EXCHANGE OUTSTANDING OPTIONS
                           TO PURCHASE ORDINARY SHARES

                  The date of this Supplement is April 14, 2003

                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
                  AT 11:59 P.M., EASTERN (NEW YORK CITY) TIME,
                  ON MAY 7, 2003, UNLESS THE OFFER IS EXTENDED

      We are amending and supplementing our offer to exchange certain outstanding options to purchase our Ordinary Shares (the "Offer") set forth in our Offer to Exchange Outstanding Options to Purchase Ordinary Shares dated March 28, 2003 (the "Offer to Exchange") as described below.

Extension of the Expiration Date

      We are extending the Expiration Date of the Offer from 11:59 P.M. Eastern Time on April 28, 2003 to 11:59 P.M. Eastern Time on May 7, 2003.

      This means that you will have until 11:59 P.M. Eastern Time on May 7, 2003 to accept the Offer or, if you change your mind after accepting the Offer, to withdraw your acceptance.

      As a result of the extended Expiration Date and two days of holiday in Israel that week, we now expect that the earliest practicable day for the Date of Grant of the New Options to be issued in exchange for tendered options will be May 12, 2003, which is three (rather than two) U.S. business days after the Expiration Date. The exercise price of the New Options will be the closing price for our Ordinary Shares on NASDAQ on the Date of Grant.

Submitting Your Election Form or Withdrawal Form

      If you wish to accept the Offer, you must properly complete and sign either the Election Form which accompanied the Offer to Exchange or the Election Form which accompanies this Supplement (which has been updated to emphasize the later Expiration Date) and submit it via interoffice mail, hand delivery or fax to the contact person listed below so that it is received by your contact person no later than 11:59 p.m., Eastern time, on the new Expiration Date (11:59 p.m. Eastern Time on May 7, 2003).

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           Country           Contact Person         Contact Information
           -------           --------------         -------------------
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U.S. based employees         Marty Brown       Fax # +1-408-764-3948,
                                               phone # +1-408-764-3900,
                                               E-mail mbrown@lumenis.com

                                               2400 Condensa St.
                                               Santa Clara, CA 95051
                                               USA
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           Country           Contact Person         Contact Information
           -------           --------------         -------------------
--------------------------------------------------------------------------------
European based employees   Jorine Wunneberg    Fax #+31-20-347-5098,
                                               Phone # +31-20-347-5064,
                                               E-mail  jwunneberg@lumenis.com

                                               Gondel 1
                                               1186 MJ Amstelveen
                                               The Netherlands
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Israel based employees     Arnon Rosenberg     Fax # 04-9599130,
                                               Phone # 04-9599104,
                                               E-mail  arosenberg@lumenis.com

                                               Yokneam Industrial Park
                                               P.O.B. # 240
                                               Yokneam 20692
                                               Israel
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Japan based employees      Tomoko Yamada       Fax #  +81-3-5789-8426,
                                               Phone # +81-3-5789-8378,
                                               E-mail  tyamada@lumenis.com

                                               No. 31 Kowa Bldg.
                                               3-19-1, Shirokanedai
                                               Minato-ku, Tokyo 108-0071
                                               Japan
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China based employees      Eddy Zhang          Fax # +8610-6510-2621,
                                               Phone # +8610-6510-2620,
                                               E-mail ezhang@lumenis.com

                                               Unit 1018, Bright China ChangAn
                                               Blvd.
                                               No. 7 Jianguomen Nei Ave.
                                               Beijing 100005
                                               China
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Hong Kong based employees  HC Lee              Fax # + 852-2722-5151,
                                               Phone # +852-2174-2815,
                                               E-mail hc.lee@lumenis.com

                                               Unit Nos. 1517-18, Level 15,
                                               Tower II
                                               Grand Century Place
                                               193 Prince Edward Road West
                                               Mongkok, Kowloon
                                               Hong Kong
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      If you have already signed and returned the Election Form which accompanied the Offer to Exchange and want to participate in the Offer, you do not have to sign and return the Exercise Form which accompanies this Supplement.

      If you wish to decline this Offer, we prefer that you complete, sign and submit an Election Form, checking the box that states, "I decline to participate in the Offer", so that there will be a record that you received the Offer material and decided not to participate. Nonetheless, if you simply do not submit an Election Form prior to the Expiration Date, or if you submit an incomplete or incorrectly completed form, you will be considered to have rejected the Offer. Accordingly, if you do not want to participate in the Offer you are not required to submit anything, and the Company will be deemed on notice of your desire not to participate in the Offer.


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      You have the right to change your election and withdraw your options from the Offer at any time before the Expiration Date (11:59 p.m. Eastern Time) on May 7, 2003. If we again extend the Expiration Date of the Offer, you have the right to withdraw your options at any time until the extended expiration date of the Offer. In addition, in accordance with Rule 13e-4(f)(ii) under the Securities Exchange Act of 1934, as amended, if we do not accept your options for exchange on or before May 22, 2003 (the 40th business day from the commencement of the Offer), you may withdraw your Eligible Options at any time thereafter, beginning at 12:00 a.m. Eastern Time on May 23, 2003 until they are accepted and cancelled.

      To validly withdraw your options from participation in the Offer after you have submitted an Election Form, you must properly complete and sign either the Withdrawal Form which accompanied the Offer to Exchange or the Withdrawal Form which accompanies this Supplement (which has been updated to emphasize the new Expiration Date) and deliver the completed Withdrawal Form, either by interoffice mail, hand delivery or fax to your contact person listed above, not later than 11:59 p.m. Eastern Time on May 7, 2003 or such later date and time to which we may extend this Offer. If you have already signed and returned a Withdrawal Form and do not thereafter sign and return an Election Form, you do not have to sign and return another Withdrawal Form in order for your options to be withdrawn from the Offer.

Acceptance of Options for Exchange and Cancellation and Issuance of New Options

      The second, third and fourth sentences of the first paragraph of Section 5 of the Offer to Exchange ("Acceptance of Options for Exchange and Cancellation and Issuance of New Options") are amended and restated in their entirety to read as follows:

      The Expiration Date is currently scheduled to be May 7, 2003, but that date may be extended. We expect to cancel eligible options on the business day following the Expiration Date, and we expect that you will be granted the new options three business days following the Expiration Date, or promptly thereafter. If the Expiration Date of the Offer is extended, then the Date of Grant of the New Options will be correspondingly extended in order to ensure that the Date of Grant of the New Options will be two or three business days, or promptly thereafter, following the Expiration Date.

Question and Answer 18 in the Summary of Terms is Amended and Supplemented

      We are amending and supplementing Question and Answer 18 in the Summary of Terms in the Offer to Exchange by amending and restating this Q and A in its entirety to read as follows:

Q18 IF I ELECT TO EXCHANGE ELIGIBLE OPTIONS, OR I ELECT NOT TO EXCHANGE MY ELIGIBLE OPTIONS, WILL MY ELECTION AFFECT OTHER COMPONENTS OF MY COMPENSATION?

      No. Whether you accept or reject the Offer will not affect your compensation, including any additional future grants of options.

      Failure to tender your Eligible Options into the Offer will not decrease the likelihood that we will grant you compensatory options in the future. You will not become ineligible to receive future option grants simply by virtue of your decision not to participate. See Section 5 of the Offer to Exchange.

Ratio of Earnings to Fixed Charges

      The "Summary Financial Information" in Section 15 of the Offer to Exchange ("Information About Us") is hereby supplemented by adding the following information regarding our fixed charges coverage:


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                                       Year Ended December 31,
                                     ---------------------------
                                        2002             2001
                                     ---------        ----------
                                           (in thousands)
Ratio of earnings to fixed
  charges (1)...............                --                --
Deficiency of earnings to
  cover fixed charges (1)...         $  40,255        $  143,792

---------------
(1) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Earnings is defined as pretax income from continuing operations adjusted by adding, among other items, fixed charges and excluding interest capitalized during the period. Fixed charges means the total of interest expense and amortization of financing costs, the estimated interest component of rental expense and preferred stock dividends. If the ratio of earnings to fixed charges is less than one-to-one, then the amount of the deficiency is presented.

Additional Information About Us

      Section 15 of the Offer to Exchange is further supplemented by adding the following after clause (e) thereof:

      (f) All documents subsequently filed by us during the pendency of the Offer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Offer to Exchange and before the Expiration Date.

      Except as amended or supplemented by this Supplement, the original terms of the Offer to Exchange remain in effect.


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